Exhibit 99.2

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Revenue	$146,277	$132,738	$515,293	$469,866
Cost of operations	57,763	55,352	209,740	216,361
Sales and marketing	33,081	32,598	127,997	127,659
General and administrative	22,715	23,767	93,220	97,618
Depreciation and amortization	6,566	8,248	26,606	28,399
Interest income	22	22	76	86
Interest expense	5,329	5,834	22,826	23,334
Loss on convertible notes	1,575	—	4,871	—
Gain on investments	—	—	—	8,074
Restructuring	—	7,579	—	7,579
Other expense	—	—	1,353	2,297

Income (loss) from continuing operations before income tax provision (benefit)	19,270	(618)	28,756	(25,221)
Income tax provision (benefit)	8,458	5,470	13,640	(2,134)

Income (loss) from continuing operations	10,812	(6,088)	15,116	(23,087)
Income from discontinued operations, net of tax	—	—	—	2,743

Net income (loss)	$10,812	$(6,088)	$15,116	$(20,344)

Basic income (loss) per common share:
Income (loss) from continuing operations	$0.27	$(0.12)	$0.32	$(0.45)
Income from discontinued operations	—	—	—	0.05

Net income (loss)	$0.27	$(0.12)	$0.32	$(0.40)

Diluted income (loss) per common share (a):
Income (loss) from continuing operations	$0.25	$(0.12)	$0.31	$(0.45)
Income from discontinued operations	—	—	—	0.05

Net income (loss)	$0.25	$(0.12)	$0.31	$(0.40)

Weighted-average shares outstanding used in computing income (loss) per common share:
Basic	40,457	49,041	46,830	50,862

Diluted	44,872	49,041	48,398	50,862

(a)	See schedule of Net Income (Loss) Per Common Share below.

WEBMD HEALTH CORP.

CONSOLIDATED SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012
Revenue
Public portal advertising and sponsorship	$124,353	$112,257	$433,182	$391,339
Private portal services	21,924	20,481	82,111	78,527

	$146,277	$132,738	$515,293	$469,866

Earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) (a)	$40,636	$30,049	$122,886	$73,149

Interest, taxes, non-cash and other items (b)
Interest income	22	22	76	86
Interest expense	(5,329)	(5,834)	(22,826)	(23,334)
Income tax (provision) benefit	(8,458)	(5,470)	(13,640)	2,134
Depreciation and amortization	(6,566)	(8,248)	(26,606)	(28,399)
Non-cash stock-based compensation	(7,918)	(9,028)	(38,550)	(44,921)
Loss on convertible notes	(1,575)	—	(4,871)	—
Gain on investments	—	—	—	8,074
Restructuring	—	(7,579)	—	(7,579)
Other expense	—	—	(1,353)	(2,297)

Income (loss) from continuing operations	10,812	(6,088)	15,116	(23,087)
Income from discontinued operations, net of tax	—	—	—	2,743

Net income (loss)	$10,812	$(6,088)	$15,116	$(20,344)

(a)	See Annex A-Explanation of Non-GAAP Financial Measures.
(b)	Reconciliation of Adjusted EBITDA to net income (loss).

WEBMD HEALTH CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	December 31,
	2013	2012
Assets
Cash and cash equivalents	$824,880	$991,835
Accounts receivable, net	124,232	106,622
Prepaid expenses and other current assets	13,243	13,882
Deferred tax assets	13,620	10,328

Total current assets	975,975	1,122,667

Property and equipment, net	64,884	66,604
Goodwill	202,980	202,104
Intangible assets, net	13,834	16,105
Deferred tax assets	38,802	56,039
Other assets	29,153	27,106

Total Assets	$1,325,628	$1,490,625

Liabilities and Stockholders’ Equity
Accrued expenses	$73,739	$64,256
Deferred revenue	85,148	92,176
Liabilities of discontinued operations	1,506	1,506

Total current liabilities	160,393	157,938

2.25% convertible notes due 2016	252,232	400,000
2.50% convertible notes due 2018	400,000	400,000
1.50% convertible notes due 2020	300,000	—
Other long-term liabilities	22,103	22,698

Stockholders’ equity	190,900	509,989

Total Liabilities and Stockholders’ Equity	$1,325,628	$1,490,625

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Years Ended December 31,
	2013	2012
Cash flows from operating activities:
Net income (loss)	$15,116	$(20,344)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Income from discontinued operations, net of tax	—	(2,743)
Depreciation and amortization	26,606	28,399
Non-cash interest, net	4,192	4,326
Non-cash stock-based compensation	38,550	44,921
Deferred income taxes	13,070	(2,337)
Loss on convertible notes	4,871	—
Gain on investments	—	(8,074)
Changes in operating assets and liabilities:
Accounts receivable	(17,610)	14,713
Prepaid expenses and other, net	266	(1,589)
Accrued expenses and other long-term liabilities	8,061	9,429
Deferred revenue	(7,028)	4,121

Net cash provided by continuing operations	86,094	70,822
Net cash provided by discontinued operations	—	4,324

Net cash provided by operating activities	86,094	75,146

Cash flows from investing activities:
Proceeds received from ARS option	—	9,269
Purchases of property and equipment	(22,341)	(35,171)
Proceeds from sale of property and equipment	1,381	—

Net cash used in investing activities	(20,960)	(25,902)

Cash flows from financing activities:
Proceeds from exercise of stock options	29,724	827
Cash used for withholding taxes due on stock-based awards	(12,526)	(2,740)
Net proceeds from issuance of convertible notes	291,823	—
Repurchase of convertible notes	(150,354)	—
Repurchase of shares through tender offers	(170,516)	(150,759)
Purchases of treasury stock	(220,298)	(26,331)
Excess tax benefit on stock-based awards	58	377

Net cash used in financing activities	(232,089)	(178,626)

Net decrease in cash and cash equivalents	(166,955)	(129,382)
Cash and cash equivalents at beginning of period	991,835	1,121,217

Cash and cash equivalents at end of period	$824,880	$991,835

WEBMD HEALTH CORP.

NET INCOME (LOSS) PER COMMON SHARE

(In thousands, except per share data, unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2013	2012	2013	2012
Numerator:
Income (loss) from continuing operations — Basic	$10,812	$(6,088)	$15,116	$(23,087)
Interest expense on 1.50% convertible notes, net of tax	326	—	—	—

Income (loss) from continuing operations — Diluted	$11,138	$(6,088)	$15,116	$(23,087)

Income from discontinued operations, net of tax — Basic and Diluted	$—	$—	$—	$2,743

Denominator:
Weighted-average shares — Basic	40,457	49,041	46,830	50,862
Stock options and restricted stock	2,192	—	1,568	—
1.50% convertible notes	2,223	—	—	—

Adjusted weighted-average shares after assumed conversions — Diluted	44,872	49,041	48,398	50,862

Basic income (loss) per common share:
Income (loss) from continuing operations	$0.27	$(0.12)	$0.32	$(0.45)
Income from discontinued operations	—	—	—	0.05

Net income (loss)	$0.27	$(0.12)	$0.32	$(0.40)

Diluted income (loss) per common share:
Income (loss) from continuing operations	$0.25	$(0.12)	$0.31	$(0.45)
Income from discontinued operations	—	—	—	0.05

Net income (loss)	$0.25	$(0.12)	$0.31	$(0.40)